SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                  AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K
                   FILED WITH THE COMMISSION ON APRIL 8, 1996

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   June 14, 1996

           CONTINENTAL AMERICAN TRANSPORTATION, INC.

         Exact name of Registrant as specified in charter)

Colorado                0-18729                84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia           30701
(Address of principal executive office)             Zip Code

Registration telephone number, including area code: (706) 629-8682

   401 West High Street, Pottstown, Pennsylvania     19464
(Former name or former address, if changed since last report)

         Item 1.           Changes in Control of Registrant.

                           Not applicable.

         Item 2.           Acquisition or Disposition of Assets.

                           Please see identification of Exhibits in Item 7 below.

         Item 3.           Bankruptcy or Receivership.

                           Not applicable.

         Item 4.           Changes in Registrant's Certifying Accountant.

                           Not applicable.

         Item 5.           Other Events.

                           Not applicable.

         Item 6.           Resignation of Registrant's Directors.

                           Not applicable.

         Item 7.           Financial Statements and Exhibits.

                           Attached hereto as an Exhibit are the following financial statements filed pursuant to this Item:

                           (1) Audited Financial Statements of Carpet Transport, Inc., which include (a) that Company's Independent Auditors' Report (b) Balance Sheet at June 30, 1995,
                           (c)  Statements  of Income at June 30,  1995 and 1994
                           (d) Statement of Changes in Stockholders' Equity at June 30, 1995 and 1994, (e) Statement of Cash Flows at June 30, 1995 and 1994 and (f) Notes to the Financial Statements.

                           (2) Audited Financial Statements of A & P Transportation, Inc., which include (a) that Company's Independent Auditor's Report (b) Balance Sheet at November 30, 1995, (c) Statements of Operations at November 30, 1995 and 1994, (d) Statement of Changes in Stockholders' Equity at November 30, 1995 and 1994, (e) Statements of Cash Flows at November 30, 1995 and 1994 and (f) Notes to Financial Statements.

                           (3) Compiled Financial Statements of Chase Brokerage, Inc., which include (a) that Company's Independent Auditor's Report re Compilation of such Statements,
                           (b) Balance Sheet at November 30, 1995, (c) Statements of Income and Retained Earnings at November 30, 1995 and 1994 and (d) Notes to Financial Statements.

                           (4) Unaudited Financial Statements of Carpet
                           Transport, Inc. at March 31, 1996, which include (a) that Company's Balance Sheet, (b) Statement of Operations and (c) Statements of Cash Flows.

                           (5) Unaudited Financial Statements of A & P Transportation, Inc. at March 31, 1996, which include
                           (a) that Company's Balance Sheet, (b) Statements of Operation and (c) Statements of Cash Flows.

                           (6) Unaudited Financial Statements of Chase
                           Brokerage, Inc. at March 31, 1996, which include (a) that Company's Balance Sheet, (b) Statements of Operations and (c) Statements of Cash Flows.

                           (7) Unaudited Pro Forma Combined Condensed
                           Financial Information, which include (a) the Pro Forma Combined Condensed Balance Sheet of Continental American Transportation, Inc. and its wholly owned subsidiaries, Blue Mack Transport, Inc., HMX, Inc., Carpet Transport, Inc., A & P Transportation, Inc. and Chase Brokerage, Inc. at March 31, 1996, (b) Pro Forma Combined Condensed Statement of Operations for Continental American Transportation, Inc. and its above named wholly owned subsidiaries at June 30, 1995 and
                           (c) Notes thereto.

         Item 8.           Change in Fiscal Year.

                           Not applicable.


                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                      By: s/Erik Bailey
Dated:  June 14, 1996                     Erik Bailey, Chief Financial Officer

                             Carpet Transport, Inc.

                              Financial Statements

                                 June 30, 1995



                            Carpet Transport, Inc.
                      Index to the Financial Statements
                               June 30, 1995





                                      Page

Independent Auditors' Report..........................         1

Financial Statements

     Balance Sheet....................................         2

     Statements of Income.............................         3

     Statement of Changes in Stockholders' Equity.....         4

     Statements of Cash Flows.........................         5

     Notes to the  Financial Statements...............       6-12

                             Independent Auditors' Report


To the Board of Directors and Stockholders of Carpet Transport, Inc.


We have audited the accompanying balance sheet of Carpet Transport, Inc. as of June 30, 1995 and the related statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpet Transport, Inc. as of June 30, 1995, and the results of its operations and its cash flows for the years ended June 30, 1995 and 1994 in conformity with generally accepted accounting principles.



Bridgewater, New Jersey
March 1, 1996

                           Carpet Transport, Inc.
                               Balance Sheet
                               June 30, 1995



           Assets
Current Assets
     Cash and cash equivalents                            $     197,218
     Restricted cash                                            700,000
     Trade accounts receivable,
     net of allowance for doubtful accounts of $630,734       7,020,449
     Trade accounts receivable - affiliates                   1,885,172
     Notes receivable - stockholder                             542,357
     Notes receivable, current portion                          672,323
     Other current assets                                       317,716
                                                          ---------------
           Total Current Assets                              11,335,235
                                                          ---------------

Property, plant and equipment                                49,620,609
                                                          ---------------
Other Assets
     Notes receivable                                         1,201,944
     Cash value of officers' life insurance                     611,080
     Other                                                       89,508
                                                          ---------------
           Total Other Assets                                 1,902,532
                                                          ---------------
           Total Assets                                      62,858,376
                                                          ===============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                         1,678,022
     Accounts payable - affiliates                            1,040,827
     Accrued expenses                                           865,340
     Current maturities of long-term debt                       883,159
     Current maturities of capital lease obligations          9,154,312
     Income taxes payable                                     1,695,942
                                                          ---------------
           Total Current Liabilities                         15,317,602
Deferred Income Taxes                                           518,039
Long-Term Debt, excluding current maturities                  3,400,578
Capital Lease Obligations                                    34,179,568
                                                          ---------------
           Total Liabilities                                 53,415,787
                                                          ---------------

Stockholders'  Equity  Common stock,  $100 par value,  50 shares  authorized,  6 shares issued,
     4 shares outstanding                                           600
     Retained earnings                                        9,526,239
     Treasury stock, 2 shares, at cost                          (84,250)
                                                          ---------------
           Total Stockholders' Equity                         9,442,589
                                                          ---------------
           Total Liabilities and Stockholders' Equity     $  62,858,376
                                                          ===============


See notes to the financial statements.

                                 Carpet Transport, Inc.
                                  Statements of Income







                               Year Ended June 30,
                                           -----------------------------------
                                                1995                1994
                                           ---------------     ---------------

Operating Revenues                        $     61,938,130    $     55,966,496
                                           ---------------     ---------------

Operating Expenses
     Purchased transportation                    9,019,499           8,198,870
     Salaries and benefits                      14,235,181          13,468,713
     Operating expenses and supplies            17,671,306          13,881,261
     Operating taxes and licenses                2,039,443           1,632,260
     Claims and insurance                        3,501,374           2,941,804
     Communication and utilities                 1,151,439           1,049,231
     General and administrative                  3,525,925           2,993,289
     Depreciation and amortization               8,742,518           7,864,073
                                           ---------------     ---------------

           Total Operating Expenses             59,886,685          52,029,501
                                           ---------------     ---------------

Income From Operations                           2,051,445           3,936,995
                                           ---------------     ---------------

Other Income (Expense)
     Interest and other income                     523,044             487,576
     Interest expense                           (2,982,049)         (3,979,594)
     Gain on sale of equipment                   2,483,191             643,765
     Gain on sale of land                          157,428                   -
                                           ---------------     ---------------

           Total Other Income (Expense)            181,614          (2,848,253)
                                           ---------------     ---------------

Income before income taxes                       2,233,059           1,088,742
Provision for income taxes                       1,049,145             471,465
                                           ---------------     ---------------
                                          $      1,183,914    $        617,277
Net Income
                                           ===============     ===============









See notes to the financial statements.

                             Carpet Transport, Inc.
                  Statement of Changes in Stockholders' Equity
                    For the Year Ended June 30, 1995 and 1994







                                              Common             Retained
                                               Stock             Earnings
                                          ---------------     --------------

Balance, June 30, 1993                     $          600     $    7,725,048
Net income, year ended June 30, 1994                    -            617,277
                                          ---------------     --------------

Balance, June 30, 1994                                600          8,342,325
Net income, year ended June 30, 1995                    -          1,183,914
                                          ---------------     --------------
                                           $          600     $    9,526,239
Balance, June 30, 1995
                                          ===============     ==============



                                              Treasury
                                               Stock             Total
                                            --------------   ---------------

Balance, June 30, 1993                     $      (84,250)   $    7,641,398
Net income, year ended June 30, 1994                    -           617,277
                                            --------------   ---------------

Balance, June 30, 1994                            (84,250)        8,258,675
Net income, year ended June 30, 1995                    -         1,183,914
                                            --------------   ---------------

Balance, June 30, 1995                     $      (84,250)   $    9,442,589

                                            ==============   ===============








See notes to the financial statements.

                                Carpet Transport, Inc.
                               Statements of Cash Flows

                                                                                        Year Ended June 30,

                                                                                 -----------------------------------

                                                                                      1995                1994
                                                                                 ---------------     ---------------
Cash Flows From Operating Activities
     Net Income                                                                 $     1,183,914    $        617,277
                                                                                 ---------------     ---------------
Adjustments to Reconcile Net Income to Net Cash Provided by Operating
Activities
     Depreciation and amortization                                                    8,742,518           7,864,073
     Gain on sale of property and equipment and land                                 (2,483,191)           (643,765)
     Deferred income taxes                                                             (896,404)                  -
     Increase in accounts receivable and other assets                                (2,182,026)           (344,336)
     Increase in accounts payable and other liabilities                                 522,490              18,051
     Increase in taxes payable                                                        1,097,694             101,517
                                                                                 ---------------     ---------------
           Total Adjustments                                                          4,801,081           6,995,540
                                                                                 ---------------     ---------------
       Net Cash Provided by Operating Activities                                      5,984,995           7,612,817
                                                                                 ---------------     ---------------
Cash Flows From Investing Activities:
     Principal payments received on notes receivable                                    858,441             936,520
     Proceeds from sale of property and equipment                                    10,568,323           1,004,294
     Purchases of property and equipment                                            (17,438,536)        (15,027,631)
     Loans made to shareholders                                                         (20,502)           (287,152)
                                                                                 ---------------     ---------------
       Net Cash Used in Investing Activities                                         (6,032,274)        (13,373,969)
                                                                                 ---------------     ---------------
Cash Flows From Financing Activities:
     Proceeds from new borrowings                                                    10,758,378          14,768,091
     Principal payments on notes payable                                             (2,508,058)         (2,130,118)
     Principal payments on obligations under capital leases                          (8,137,981)         (7,516,596)
                                                                                 ---------------     ---------------
       Net Cash Provided by Financing Activities                                        112,339           5,121,377
                                                                                 ---------------     ---------------
Net Increase (Decrease) in Cash and Cash Equivalents, Including Restricted
     Cash                                                                                65,060            (639,775)
Cash and Cash Equivalents, Including Restricted Cash - Beginning of Year                832,158           1,471,933
                                                                                 ---------------     ---------------
Cash and Cash Equivalents, Including Restricged Cash  - End of Year             $       897,218    $        832,158
                                                                                 ===============     ===============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the year for
         Interest                                                               $     2,982,049    $      3,979,594
         Income taxes                                                           $       706,213    $        493,893

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     The Company acquired revenue equipment aggregating $940,418 and $1,259,975 in satisfaction of defaulted notes receivable.

     The Company received installment notes receivable aggregating $1,032,821 and $3,842,986 in connection with sales of certain revenue equipment.

See notes to the financial statements.

                             Carpet Transport, Inc.
                        Notes to the Financial Statements





SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         The Company was incorporated on November 29, 1967 under the laws of the State of Florida, and provides motor freight transportation with operating rights throughout the forty-eight continental United States.

     Cash and Cash Equivalents
         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Depreciation and Amortization
         Property, plant and equipment is carried at cost less an allowance for depreciation and amortization. Major additions and improvements are capitalized while maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is principally computed on the straight-line method for financial statement purposes and various accelerated methods for income tax purposes over the estimated useful lives of the related assets.

         Amortization of revenue equipment under capital leases is computed on the straight-line method over the term of the leases.

     Income Taxes
         Deferred income taxes are determined based upon temporary differences between the financial and tax basis of assets and liabilities at the balance sheet date which will result in taxable or deductible amounts in future years, as affected by tax rates under existing laws. Deferred income taxes are provided by the Company on the financial and tax reporting differences resulting from accumulated depreciation, capital lease obligations, and deferred gains on sale of equipment. A valuation reserve is provided, if necessary, to reduce deferred tax assets to the estimated realizable amounts as of the balance sheet date.

     Revenue Recognition
         Revenues consist principally of freight revenues. Freight revenues are recognized as earned when freight is received from the shipper. Estimated costs are accrued at the end of each reporting period.


CONCENTRATIONS OF CREDIT RISK

     The Company maintains its cash accounts in various financial institutions located in various states. Accounts at each commercial bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000 at each bank. At June 30, 1995, the Company's uninsured cash balances total $1,011,951.

                             Carpet Transport, Inc.
                        Notes to the Financial Statements





NOTES RECEIVABLE

     The Company finances the sale of revenue equipment to independent owner operators. These notes require monthly payments of principal and interest over a period ranging from twelve to forty-eight months, with interest ranging principally from 12% to 23% per annum. These notes mature between September 16, 1995 and January 30, 2002. Title to such revenue equipment, substantially all of which serves as additional collateral for long-term debt or capitalized lease obligations of the Company, is retained by the Company until the note is paid in full.


         Total notes receivable                         $      1,874,267
         Less: current portion                                  (672,323)
                                                         ---------------
                                                        $      1,201,944
         Long-Term Portion
                                                         ===============


PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, including assets under capital leases, consist of the following:


         Land                                           $        698,373
         Buildings                                             2,198,820
         Leasehold improvements                                1,963,760
         Revenue equipment                                    65,206,225
         Other operating equipment                             1,236,201
         Shop, furniture and office equipment                    747,415
         Construction in progress                                216,828
                                                         ---------------

             Total                                            72,267,622
         Accumulated depreciation and amortization            22,647,013
                                                         ---------------

             Net Book Value                             $     49,620,609
                                                         ===============

                             Carpet Transport, Inc.
                        Notes to the Financial Statements






LONG-TERM DEBT

  Long-term debts consist of the following:


   A mortgage note payable to a financial institution with one hundred and nineteen (119) consecutive monthly payments of $8,412, including interest at 10.5% per annum for the initial five (5) years. Commencing with the sixth loan year, the interest rate shall be the greater of 10.5% or two percent (2%) plus the offered yield rate of 10.625% - 2015 U.S. Treasury Bonds. Principal and interest payments are based on a thirty (30) year amortization table with a balloon payment due on November 1, 1996. This note contains prepayment penalties and is collateralized by a mortgage and security agreement on specific real property. $ 659,072

   A mortgage  note  payable to a  financial  institution  with one  hundred and nineteen (119) consecutive monthly payments of $6,444 including interest at 9.75% per annum for the initial five (5) years. Commencing with the sixth loan year, the interest rate shall be the greater of 9.75% or two percent (2%) plus the offered yield rate of 8.75% - 2017 U.S. Treasury Bonds. Principal and interest payments are based on a thirty (30) year amortization table with a balloon payment due in March, 1998. This note contains prepayment penalties and is collateralized by a mortgage and security agreement on specific real property. 705,950

   Note payable to an equipment financing corporation with ninety six (96) monthly payments of $34,963 plus interest at 1% over the prime rate of Chemical Bank of New York, maturing October 1, 2000 and collateralized by specific equipment. 2,202,680

   Various notes payable to financial  institutions  and other credit  providers with combined monthly payments of $45,738 including interest at rates ranging principally from 7.50% to 13.50% per annum. These notes mature from July 15, 1995 through January 1, 2000 and are collateralized by specific equipment. 716,035
                                                            ---------------
             Total                                               4,283,737
             Less current maturities                               883,159
                                                            ---------------

             Long-Term debt, net of current maturities    $      3,400,578
                                                            ===============

     The above debt is collateralized by substantially all the property, plant and equipment of the Company.

                             Carpet Transport, Inc.
                        Notes to the Financial Statements



LONG-TERM DEBT, Continued

     Maturities of notes payable are as follows:


     For the Year Ending June 30,
           1996                                    $        883,159
           1997                                           1,271,995
           1998                                           1,167,488
           1999                                             436,647
           2000                                             419,558
           Thereafter                                       104,890
                                                      ---------------
                  Total                            $      4,283,737
                                                      ===============

CAPITALIZED LEASE OBLIGATIONS

     Leases meeting certain criteria are considered capital leases and the related asset and lease obligations are recorded at their present value in the financial statements. The interest rates of capital leases range from approximately 4.65% to 14.68%, and are imputed based on the lower of the Company's incremental borrowing rate at the inception date of the lease or the lessor's implicit rate of return. Minimum future obligations on all capital leases in effect as of June 30, 1995 are as follows:


     Year Ending June 30,
           1996                                    $     12,230,804
           1997                                          12,379,863
           1998                                          15,980,415
           1999                                           8,305,226
           2000                                           1,279,893
           Thereafter                                     2,320,520
                                                      ---------------
Net Minimum Lease Payments                               52,496,721
Less: Amount representing interest                        9,162,841
                                                      ---------------
Present Value of Net Minimum Lease Payments              43,333,880
Current maturities of capital lease obligations           9,154,312

                                                      ---------------
     Total Long-Term Capital Lease Obligation      $     34,179,568
                                                      ===============

     Following is a summary of property held under capital leases included in property, plant and equipment:


         Revenue Equipment                         $     59,331,020
         Less: Accumulated Amortization                 (17,731,283)
                                                      ---------------
                                                   $     41,599,737
                                                      ===============

     Amortization on assets under capital leases charged to expense for the years ended June 30, 1995 and 1994 was $7,633,290 and $6,665,000, respectively.

                             Carpet Transport, Inc.
                        Notes to the Financial Statements



PROVISION FOR INCOME TAXES

     The income tax provision (benefit) is comprised of the following:


       Year Ended June 30, 1995
           Current                                    $      1,698,072
           Deferred                                           (648,927)
                                                         ---------------
                                                             1,049,145
                                                         ===============
       Year Ended June 30, 1994
           Current                                    $        718,465
           Deferred                                           (247,000)
                                                         ---------------
                                                      $        471,465
                                                         ===============

     In accordance with Statement of Financial Accounting Standards No. 109, the deferred income tax liabilities in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:


       Deferred Tax Liabilities                       $      4,567,515
       Deferred Tax Assets                                  (4,049,476)
                                                         ---------------
                                                      $        518,039
                                                         ===============

     The deferred tax liability results from the use of accelerated methods of depreciation and the installment sale treatment of the deferred gain from the sale of its equipment for tax reporting purposes. The deferred tax asset results from the capitalization of lease obligations (net of the capitalized asset) for financial reporting purposes. No valuation allowance is deemed necessary to reduce the deferred tax asset.

     The Company files returns and pays state corporate income tax and/or franchise tax in various states. Management believes the Company files state returns in all required states. Occasionally an issue may arise where it is necessary to file in an additional state. Management then files the tax return and pays the tax as required.

RELATED PARTY TRANSACTIONS

     The Company leases its revenue equipment and contracts for hauling expenses and brokerage services with affiliates that are controlled by the same interests that control the Company.

     Accounts   receivable  at  June  30,  1995  includes  $1,885,172  of  trade receivables due from affiliated companies.

     Notes receivable from stockholders due to the Company at June 30, 1995 aggregate $542,357 and are payable upon demand with no interest.

     Accounts payable at June 30, 1995 include amounts due to an affiliated company aggregating $1,040,827.

     Included in the Company's revenues is $6,666,544 and $4,343,992 for services provided to affiliated companies in 1995 and 1994, respectively. Included in purchased transportation is $6,004,686 and $5,307,675 for services provided by an affiliated company in 1995 and 1994, respectively.

                             Carpet Transport, Inc.
                        Notes to the Financial Statements



LEASES

     The Company leases warehouse terminal facilities and equipment in various states under noncancelable operating leases with lease terms ranging from two to five years. Certain of these leases have specific renewal options, or if no renewal option, certain of these leases give the Company a right of first refusal to re-negotiate the lease terms. Total rent expense for the year ended June 30, 1995 and 1994 amounted to $771,203 and $830,000, respectively.

     The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1995.


     Years Ending June 30,
           1996                                    $      1,114,349
           1997                                           1,005,459
           1998                                             499,706
           1999                                             167,575
           2000                                             102,062
           Thereafter                                         7,800
                                                      ---------------
                  Total                            $      2,896,951
                                                      ===============

EMPLOYEE BENEFIT PLAN

     All active full-time employees are offered a comprehensive health benefit plan (the Plan). Employees contribute a specified amount each month determined periodically by the Plan's insurance company. The employer makes contributions to the Plan to cover medical claims to be paid in excess of employees' contributions. The Plan maintains a group excess loss insurance policy that pays for medical claims of any participant whose medical claims exceed $50,000 for any year up to a maximum benefit of $500,000. The Plan pays for all qualified medical claims not paid for by the insurance policy. The amount of contributions paid by the Company were $910,967 and $578,391 for the years ended June 30, 1995 and 1994, respectively.

SUBSEQUENT EVENTS

     The Company has been under investigation by a Federal Grand Jury. On or about October 18, 1995, a criminal indictment was issued naming among others, the President and Vice President/General Manager, who were the two stockholders of the Company, as individual defendants. While the Company was not included as a named defendant in the indictment, the indictment states among other things that the Grand Jury believes the Company intentionally failed to report gross income as follows:


                                     Alleged
                                   Understated
     Year Ended,                                            Revenue
                                                       -----------------
                  June 30, 1991                     $       308,123
                  June 30, 1992                             669,897
                  June 30, 1993                           1,748,561
                  June 30, 1994                             963,838
                  June 30, 1995                              23,909

                             Carpet Transport, Inc.
                        Notes to the Financial Statements




SUBSEQUENT EVENTS, Continued

     The Company intends to vigorously contest the allegations made by the Federal Grand Jury. Management believes that it will be able to prove that the expenses fully offset any revenues not included in gross income for the periods reflected above. However, should Management fail in this effort, the potential tax assessments, penalties and interest could amount to approximately $3,400,000.

     On February 29, 1996 the two former stockholders of the Company sold their shares to Continental American Transportation, Inc. (CAT) for among other consideration, a promissory note in the principal amount of $7,290,000 due March 1, 2002. As a component of this transaction, the two former shareholders have agreed to be responsible for and satisfy any and all tax liabilities that might arise as a result of the allegations described above. Further, CAT has the right to deduct from the principal amount of the note described above any such liabilities paid by the Company.

RESTRICTED CASH/LETTERS OF CREDIT

     The Company has elected to self insure its workers' compensation insurance. An excess insurance policy has been purchased to limit its liability to a maximum of $250,000 per claim and $1,000,000 in the aggregate. The Company has established an irrevocable letter-of-credit up to the aggregate amount of $500,000 with the Georgia Self-Insurer Guaranty Trust Fund, to be used only if the Company does not pay its workers compensation claims, valid through October 28, 1995. In October 1995, the Georgia State Board of
     Workers Compensation (the Board) revoked the Company's priviledge to self-insure due to failure to comply with state statutes requiring the furnishing of required financial information. This revocation has been extended pending receipt of such required financial information, at which time the Board will reconsider its revocation order.

     The   Company   at   June   30,   1995   had  the   following   irrevocable
     letters-of-credit secured by various certificates of deposits (CD) as follows:


                                             Expiration    Interest
               Holder              Amount       Date        Rate      Security
- - -----------------------------     --------- ------------  ---------- -----------
Georgia Self Insurer Guaranty
     Trust Fund                 $  500,000     10/28/95     7.75%  $ 500,000 CD
Comdata Network                    100,000     09/04/96     6.68%    100,000 CD
Harold Ives Trucking Company       100,000     09/06/96     7.90%    100,000 CD
                                                                    ------------
                                                                   $ 700,000
                                                                    ============

                             A&P Transportation, Inc.

                               Financial Statements

                                November 30, 1995

                            A&P Transportation, Inc.
                        Index to the Financial Statements
                                November 30, 1995





                                      Page

Independent Auditors' Report........................         1

Financial Statements

     Balance Sheet..................................         2

     Statements of Operations.......................         3

     Statement of Changes in Stockholders' Equity...         4

     Statements of Cash Flows.......................         5

     Notes to the  Financial Statements.............        6-8

                           Independent Auditors' Report


To the Board of Directors and Stockholders of A&P Transportation, Inc.


We have audited the accompanying balance sheet of A&P Transportation, Inc. as of November 30, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended November 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A&P Transportation, Inc. as of November 30, 1995, and the results of its operations and its cash flows for the years November 30, 1995 and 1994 in conformity with generally accepted accounting principles.


Bridgewater, New Jersey
March 1, 1996

                            A&P Transportation, Inc.
                                  Balance Sheet
                                November 30, 1995




           Assets
Current Assets
     Cash and cash equivalents                                $     79,268
     Accounts receivable,                                        1,286,991
     net of allowance for doubtful accounts of $243,392
     Deferred income tax asset                                      82,754
     Income taxes receivable                                        70,606
     Other current assets                                          431,688
                                                              -------------

           Total Current Assets                                  1,951,307

Equipment                                                              589
Other Assets
     Loan receivable - stockholder                                  50,000
     Cash value of officers' life insurance                         41,196
                                                              -------------
           Total Assets                                          2,043,092
                                                              =============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                              941,262
     Note payable                                                  296,492
     Due to affiliates                                             219,503
     Escrow payable                                                116,411
     Income taxes payable                                           86,864
     Other accrued liabilities                                     226,544
                                                              -------------

           Total Current Liabilities                             1,887,076
Escrow payable                                                      71,035
                                                              -------------
           Total Liabilities                                     1,958,111
                                                              -------------

Stockholders' Equity
     Common stock, $1 par value, 1,000 shares authorized 1,000, shares issued, 1,000 shares outstanding
                                                                       527
     Retained earnings                                              84,454
                                                              -------------
           Total Stockholders' Equity                               84,981
                                                              -------------
           Total Liabilities and Stockholders' Equity         $  2,043,092
                                                              =============





See notes to the financial statements.

                            A&P Transportation, Inc.
                            Statements of Operations


                             Year Ended November 30,
                                             -----------------------------------
                                                  1995                1994
                                             ---------------     ---------------

Operating Revenues                         $     21,704,416    $     24,045,628
                                             ---------------     ---------------

Operating Expenses
     Salaries and benefits                        3,140,782           2,526,082
     Operating expenses and supplies             16,474,643          18,806,935
     Operating taxes and licenses                   685,743             742,844
     Claims and insurance                         1,019,436           1,018,771
     Communication and utilities                    183,495             157,852
     General and administrative                     221,672             214,131
     Depreciation and amortization                    2,445               2,445
                                             ---------------     ---------------

           Total Operating Expenses              21,728,216          23,469,060
                                             ---------------     ---------------

Income (Loss) From Operations                       (23,800)            576,568
                                             ---------------     ---------------

Other Income (Expense)
     Interest and other income                        1,972                 160
     Interest expense                               (75,275)            (30,203)
                                             ---------------     ---------------

           Total Other Income (Expense)             (73,303)            (30,043)
                                             ---------------     ---------------

Income (Loss) before income taxes                   (97,103)             546,525
Provision (benefit) for income taxes                (70,929)             190,768
                                             ---------------     ---------------
                                            $       (26,174)    $        355,757
Net Income (Loss)                            ===============     ===============














See notes to the financial statements.

                            A&P Transportation, Inc.
                  Statement of Changes in Stockholders' Equity
                      Year Ended November 30, 1995 and 1994






                                    Common        Retained
                                     Stock        Earnings          Total
                                  -----------  -------------     ----------

Balance, November 30, 1993        $       527  $  (245,129)   $  (244,602)

Net income                                  -      355,757        355,757
                                  -----------   ------------     ----------

Balance, November 30, 1994                527      110,628        111,155

Net (loss)                                  -      (26,174)       (26,174)
                                  -----------   ------------     ----------
                                  $       527   $   84,454    $    84,981
Balance, November 30, 1995
                                  ===========   =============    ==========









See notes to the financial statements.


                            A&P Transportation, Inc.
                            Statements of Cash Flows






                                                                                      Year Ended November 30,
                                                                                 -----------------------------------
                                                                                     1995                1994
                                                                                 ---------------     ---------------
Reconciliation of Net Income to Net Cash Provided by Operating Activities
     Net Income (Loss)                                                         $       (26,174)    $        355,757
                                                                                 ---------------     ---------------
Adjustments to Reconcile Net Income to Net Cash Provided by Operating
Activities
     Depreciation and amortization                                                        2,445               2,445
     Deferred income tax provision (benefit)                                             34,596             (67,931)
     Decrease (increase) in accounts receivable and other assets                        522,365            (431,377)
     Increase in accounts payable and other liabilities                                 309,818             305,885
     Increase (decrease) in income taxes payable                                       (111,268)            337,686
                                                                                 ---------------     ---------------
           Total Adjustments                                                            757,956             146,708
                                                                                 ---------------     ---------------
           Net Cash Provided by Operating Activities                                    731,782             502,465
                                                                                 ---------------     ---------------

Cash Flows From Investing Activities:
     Loans to stockholders                                                              (50,000)                  -
                                                                                 ---------------     ---------------
           Net Cash Used in Investing Activities                                        (50,000)                  -
                                                                                 ---------------     ---------------

Cash Flows From Financing Activities:
     Proceeds from escrow payments                                                       32,996              78,529
     Proceeds from new borrowings                                                             -             300,617
     Principal payments on notes payable                                                 (4,125)                  -
     Advances to affiliates                                                            (706,452)           (806,544)
                                                                                 ---------------     ---------------
           Net Cash Used in  Financing Activities                                      (677,581)           (427,398)
                                                                                 ---------------     ---------------

Net Increase in Cash and Equivalents                                                      4,201              75,067
Cash and Cash Equivalents - Beginning of Year                                            75,067                   -
                                                                                 ---------------     ---------------
Cash and Cash Equivalents - End of Year                                        $         79,268    $         75,067
                                                                                 ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the year for
         Interest                                                              $         75,785    $         29,145
         Income taxes                                                          $        163,702    $              -









See notes to the financial statements.

                            A&P Transportation, Inc.
                        Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         The Company was incorporated on November 13, 1984 under the laws of the State of Georgia, and provides motor freight transportation with operating rights throughout all forty-eight continental states.

     Cash and Cash Equivalents
         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Equipment
         Equipment is carried at cost less an allowance for depreciation. Major additions and improvements are capitalized while maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is principally computed on the straight-line method for financial statement purposes and various accelerated methods for income tax purposes over the estimated useful lives of the related assets.

     Income Taxes
         Deferred income taxes are determined based upon temporary differences between the financial and tax basis of assets and liabilities at the balance sheet date which will result in taxable or deductible amounts in future years, as affected by tax rates under existing laws. The differences relate primarily to the allowance for doubtful accounts, which is deductible for financial statement purposes but not for income tax purposes.

     Revenue Recognition
         Revenues consist principally of freight revenues. Freight revenues are recognized as earned when freight is received from the shipper. Estimated costs are accrued at the end of each reporting period.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     The Company maintains its cash accounts in one financial institution. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000. At November 30, 1995, the Company's uninsured cash balances total $126,607.

EQUIPMENT

     Equipment consists of the following:


         Furniture and office equipment                $         23,329
                                                        ---------------
             Total                                               23,329
         Accumulated depreciation and amortization               22,740
                                                        ---------------
             Net Book Value                            $            589
                                                        ===============

                            A&P Transportation, Inc.
                        Notes to the Financial Statements

NOTE PAYABLE

     The note payable represents a factoring agreement wherein the Company finances selected accounts receivable with interest at 13.65% of the unpaid balance plus a per invoice charge. Collateral for this note includes accounts receivable, inventory, equipment and fixtures and the Company's operating authority. There are guarantees of the note by a stockholder and the Company's two affiliates.

PROVISION FOR INCOME TAXES

     The Company's provision for income taxes differs from applying the statutory U.S. Federal income tax rate to income before taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

The income tax provision (benefit) is comprised of the following:


                                       Federal           State          Total
                                      ------------     -----------   -----------
    Year Ended November 30, 1995
        Current                      $   (106,702)    $    1,177   $  (105,525)
        Deferred                           34,596              -        34,596
                                      ------------     -----------   -----------
                                          (72,106)         1,177       (70,929)
                                      ============     ===========   ===========
    Year Ended November 30, 1994
        Current                           253,981          4,718       258,699
        Deferred                          (67,931)             -       (67,931)
                                      ------------     -----------   -----------
                                     $    186,050    $     4,718    $  190,768
                                      ============     ===========   ===========


RELATED PARTY TRANSACTIONS

     The Company leases most of its equipment and purchases fuel, maintenance and other goods and services from an affiliate. In addition, the affiliate is the Company's largest customer, representing 31% of its revenue.

     Included in the Company's revenues is $6,800,000 for services provided to affiliated companies. Expenses paid to this affiliate totaled $6,605,495 for goods and services as described above. Amounts due to the affiliate was $219,503 at November 30, 1995.

     The Company leases warehouse and terminal facilities in Calhoun, Georgia from its affiliate under no formal lease agreement. Rent expense for the years ended November 30, 1995 and November 30, 1994 aggregated $24,000 in each year.

EMPLOYEE BENEFIT PLAN

     All active full-time employees are offered a comprehensive health benefit plan (the Plan). Employees contribute a specified amount each month determined periodically by the Plan's insurance company. The employer makes contributions to the Plan to cover medical claims to be paid in excess of employees' contributions. The Plan maintains a group excess loss insurance policy that pays for medical claims of any participant whose medical claims exceed $50,000 for any year up to a maximum benefit of $500,000. The Plan pays for all qualified medical claims not paid for by the insurance policy. The amount of contributions paid by the Company were $72,118 and $87,906 for the years ended November 30, 1995 and 1994, respectively.

                            A&P Transportation, Inc.
                        Notes to the Financial Statements







COMMITMENTS AND CONTINGENCIES


     The Company has elected to self insure its workers' compensation insurance. An excess insurance policy has been purchased to limit its liability to a maximum of $250,000 per claim and $1,000,000 in the aggregate. The Company's affiliate has established an irrevocable standby letter-of-credit up to the aggregate amount of $500,000 with the Georgia Self-Insurer Guaranty Trust Fund, valid through October 28, 1996 which is automatically extended for one additional period of one year from each future expiration date unless otherwise elected. In October 1995, the Georgia State Board of Workers Compensation (the Board) revoked the Company's privilege to self-insure due to failure to comply with state statutes requiring the furnishing of required financial information. This revocation has been extended pending receipt of such required financial information, at which time the Board will reconsider its revocation order.

     As of November 30, 1995, the Federal Highway Administration ("FHWA") had outstanding administrative claims in the approximate amount of $82,000. The factual and legal basis for a number of the alleged violations giving rise to the claims is disputed by management. A hearing has been demanded on these and management has indicated its intent to defend itself aggressively.

     The Company files returns and pays state corporate income tax and/or franchise tax in various states. Management believes they file state returns in all required states. Occasionally an issue may arise where it is necessary to file in an additional state. Management then files the return and pays the tax as required.

     In the ordinary course of conducting business, the Company becomes involved in lawsuits, administrative and other proceedings. Some of these proceedings may result in fines, penalties, or judgments being assessed against the Company which from time-to-time, may have an impact on its business and financial condition. Pending proceedings in the aggregate, could have a material adverse effect on its business or financial condition.

                              Chase Brokerage, Inc.

                              Financial Statements

                                November 30, 1995

                              Chase Brokerage, Inc.
                        Index to the Financial Statements
                                November 30, 1995





                                                                Page

Accountants' Compilation Report..........................         1

Financial Statements

     Balance Sheet.......................................         2

     Statements of Income and Retained Earnings..........         3

     Statements of Cash Flows............................         4

     Notes to the Financial Statements...................        5-6

Accountants' Report on Additional Information............         7

Additional Information


     Schedules of General and Administrative Expenses....         8

To the Board of Directors and Stockholders of Chase Brokerage, Inc.


We have compiled the accompanying balance sheet of Chase Brokerage, Inc. as of November 30, 1995 and the related statements of income and retained earnings and cash flows for the years ended November 30, 1995 and 1994 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.


A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and, accordingly, do not express an opinion or any other form of assurance on them.



Bridgewater, New Jersey
March 1, 1996

                              Chase Brokerage, Inc.
                                  Balance Sheet
                                November 30, 1995





           Assets
Current Assets
     Accounts receivable                                 $        477,948
     Advances to drivers                                           72,498
                                                          ---------------

           Total Current Assets                                   550,446

Property and equipment                                             17,968
Loans to stockholders                                             241,793
                                                          ---------------

           Total Assets                                           810,207
                                                          ===============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                             219,933
     Loan from affiliate                                          105,995
     Income taxes payable                                          35,539
                                                          ---------------

           Total Current Liabilities                              361,467
                                                          ---------------

Deferred income tax liabilities                                     5,288
                                                          ---------------

Stockholders' Equity
     Common stock, $1 par value,
     1,000 shares authorized, 1,000 shares
     issued and outstanding                                         1,000
     Retained earnings                                            442,452
                                                          ---------------

           Total Stockholders' Equity                             443,452
                                                          ---------------

           Total Liabilities and Stockholders' Equity    $        810,207
                                                          ===============









See notes to the financial statements and accountants' report.

                              Chase Brokerage, Inc.
                   Statements of Income and Retained Earnings



                             Year Ended November 30,
                                           -----------------------------------
                                                1995                1994
                                           ---------------     ---------------

Revenue                                   $      4,851,241    $      2,493,528
Cost of sales                                    3,817,180           1,802,947
                                           ---------------     ---------------

Gross Profit                                     1,034,061             690,581
                                           ---------------     ---------------

Operating Expenses                                 727,871             318,335
                                           ---------------     ---------------

Income From Operations                             306,190             372,246

Other Income (Expense)
     Interest expense                              (4,085)                   -
                                           ---------------     ---------------
Income Before Income Taxes                         302,105             372,246
Provision for income taxes                         127,223             129,337
                                           ---------------     ---------------

Net Income                                $        174,882    $        242,909
                                           ===============     ===============

Retained Earnings at Beginning of Year    $        267,570    $         24,661
Net income above                                   174,882             242,909
                                           ---------------     ---------------

Retained Earnings at End of Year          $        442,452    $        267,570
                                           ===============     ===============












See notes to the financial statements and accountants' report.


                              Chase Brokerage, Inc.
                            Statements of Cash Flows


                                                                                       Year Ended November 30,
                                                                                  -----------------------------------
                                                                                         1995                1994
                                                                                  ---------------     ---------------
Cash Flows From Operating Activities
     Net Income                                                                 $        174,882    $        242,909
     Adjustments to Reconcile Net Income to Net Cash Provided (Used) by
       Operating Activities
       Depreciation                                                                        6,993               2,292
       Deferred income taxes                                                               5,288                   -
     Decreases (Increases) in Assets
       Accounts receivable                                                              (103,603)           (216,354)
       Loans to stockholders                                                             (81,906)           (159,889)
       Advances to drivers                                                               (72,498)                  -
     Increases (Decreases) in Liabilities
       Accounts payable and accrued expenses                                             105,219              98,142
       Income taxes payable                                                             (141,773)            129,338
                                                                                  ---------------     ---------------
           Net Cash Provided (Used) by Operating Activities                             (107,398)             96,438
                                                                                  ---------------     ---------------

Cash Flows From Investing Activities
     Purchases of property and equipment                                                  (2,947)            (20,089)
                                                                                  ---------------     ---------------
           Net Cash (Used) by Investing Activities                                        (2,947)            (20,089)
                                                                                  ---------------     ---------------

Cash Flows From Financing Activities
     Loans from affiliate                                                               (413,401)            447,397
                                                                                  ---------------     ---------------
           Net Cash Provided (Used) by Financing Activities                             (413,401)            447,397
                                                                                  ---------------     ---------------

Net Increase (Decrease) in Cash                                                         (523,746)            523,746
Cash at Beginning of Year                                                                523,746                   -
                                                                                  ---------------     ---------------
Cash at End of Year                                                              $             -    $        523,746
                                                                                  ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the year for:
       Income taxes                                                             $        262,522    $              -
       Interest                                                                 $          4,085    $              -






See notes to the financial statements and accountants' report.

                              Chase Brokerage, Inc.
                        Notes to the Financial Statements





SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization Chase Brokerage, Inc. (the Company) is a motor carrier freight broker of farm produce with brokerage rights throughout the forty-eight contiguous states.

     Depreciation and Amortization
         The cost of property and equipment is depreciated for financial reporting purposes using the double-declining balance method over the estimated useful lives of the assets which is 5-7 years. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

         For federal income tax purposes, depreciation is computed under accelerated methods over the asset's class life.

     Income Taxes
         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciable property and allowance for doubtful accounts for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

PROPERTY AND EQUIPMENT

     Property and equipment at cost, less accumulated depreciation consists of the following:


         Furniture and equipment                      $         31,681
         Less accumulated depreciation                          13,713
                                                       ---------------
             Total                                    $         17,968
                                                       ===============

     Depreciation expense charged to operations was $6,993 and $2,292 in 1995 and 1994, respectively.

LOANS TO STOCKHOLDERS

     Loans to stockholders represent unsecured non-interest bearing demand loans to certain stockholders.

LOAN FROM AFFILIATE

     Loan from affiliate represents an unsecured non-interest bearing demand loan from an affiliated company.








See accountants' report on the financial statements.

                              Chase Brokerage, Inc.
                        Notes to the Financial Statements







INCOME TAXES

     The income tax provision is comprised of the following:


                                   Federal          State            Total
                                 -----------    ------------     ------------

 Year Ended November 30, 1995
     Current                     $  104,155    $     17,780     $    121,935
     Deferred                         4,452             836            5,288
                                 -----------    -------------     ------------
                                 $  108,607    $     18,616     $    127,223
                                 ===========    =============     ============

 Year Ended November 30, 1994
     Current                     $  110,623    $     18,714     $    129,337
     Deferred                             -               -                -
                                 -----------    -------------     ------------
                                 $  110,623    $     18,714     $    129,337
                                 ===========    ===============   ============

     Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for income tax purposes).

     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

RELATED PARTY TRANSACTIONS

     The Company purchases a portion of its transportation from an affiliated company. Purchased transportation costs amounted to $322,009 and $61,586 during 1995 and 1994, respectively.







See accountants' report on the financial statements.

                  Accountants' Report on Additional Information




To the Board of Directors and Stockholders of Chase Brokerage, Inc.


Our report on our compilations of the basic financial statements of Chase Brokerage, Inc. as of November 30, 1995 and for the years ended November 30, 1995 and 1994 appears on page 1. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the financial statements and, accordingly, do not express an opinion or any other form of assurance on them. The additional information on the following page is presented for purposes of additional analysis and is not a required part of the basic financial statements. This data has been summarized from the Company's records, without audit or review. Accordingly, we do not express an opinion or any other form of assurance on the additional information.



Bridgewater, New Jersey
March 1, 1996

                              Chase Brokerage, Inc.
                Schedules of General and Administrative Expenses









                                  November 30,
                                               --------------------------------
                                                       1995               1994
                                                 --------------    ------------

Repairs and maintenance                     $          7,704   $         18,740
Office supplies and expense                           19,799              8,818
Broker fees                                          412,186            189,969
Claims                                                32,020                696
Travel                                                 4,611              3,407
Communications                                        89,377             35,175
Depreciation                                           6,993              2,292
Rent                                                  20,721             11,958
Professional fees                                     66,415             41,305
Bad debts                                             41,696                  -
Penalties                                             13,973              1,395
Advertising                                            5,356              3,801
Miscellaneous                                          7,020                779
                                                 --------------    ------------
                                            $        727,871   $        318,335
Total General and Administrative Expenses
                                                 ==============    ============







See accountants' report on the additional information.


                             Carpet Transport, Inc.
                                  Balance Sheet
                                 March 31, 1996
                                   (Unaudited)




Current Assets
     Cash and cash equivalents                                                                     $        333,779
     Restricted cash                                                                                        700,000
     Trade accounts receivable, net of allowance for doubtful accounts of $406,186                        5,580,123
     Trade accounts receivable - affiliates                                                               1,629,998
     Notes receivable - stockholder                                                                         437,472
     Notes receivable, current portion                                                                      743,919
     Deferred tax asset                                                                                   1,061,174
     Other current assets                                                                                   250,727
                                                                                                     ---------------
           Total Current Assets                                                                          10,737,192
                                                                                                     ---------------

Property, plant and equipment, net of accumulated depreciation                                           47,068,000
                                                                                                     ---------------
Other Assets
     Notes receivable                                                                                       838,888
     Cash value of officers' life insurance                                                                 611,080
     Other                                                                                                   93,584
                                                                                                     ---------------
           Total Other Assets                                                                             1,543,552
                                                                                                     ---------------
           Total Assets                                                                                  59,348,744
                                                                                                     ===============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                                                                     4,275,623
     Accrued expenses                                                                                     2,191,265
     Current maturities of long-term debt                                                                 1,117,746
     Current maturities of capital lease obligations                                                      8,151,112
     Income taxes payable                                                                                 1,324,944
                                                                                                     ---------------
           Total Current Liabilities                                                                     17,060,690
Long-Term Debt, excluding current maturities                                                              2,608,075
Capital Lease Obligations                                                                                32,604,446
                                                                                                     ---------------
           Total Liabilities                                                                             52,273,211
                                                                                                     ---------------

Stockholders' Equity
     Common stock, $100 par value, 50 shares authorized, 6 shares issued, 4 shares outstanding                  600
     Retained earnings                                                                                    7,159,183
     Treasury stock, 2 shares, at cost                                                                      (84,250)
                                                                                                     ---------------
           Total Stockholders' Equity                                                                     7,075,533
                                                                                                     ---------------
           Total Liabilities and Stockholders' Equity                                              $     59,348,744
                                                                                                     ===============

                             Carpet Transport, Inc.
                            Statements of Operations




                           Nine Months Ended March 31,
                                             -----------------------------------
                                                  1996                1995
                                             ---------------     ---------------
                                                (Unaudited)         (Unaudited)

Operating Revenues                         $     41,931,357    $     46,453,598
                                             ---------------     ---------------

Operating Expenses
     Purchased transportation                     1,461,179           6,764,625
     Salaries and benefits                       12,835,622          10,676,386
     Operating expenses and supplies             16,252,395          13,253,480
     Operating taxes and licenses                   908,476           1,529,583
     Claims and insurance                         2,507,085           2,626,031
     Communication and utilities                    989,935             863,580
     General and administrative                   2,291,387           2,644,444
     Depreciation and amortization                6,708,162           6,556,889
                                             ---------------     ---------------

           Total Operating Expenses              43,954,241          44,915,018
                                             ---------------     ---------------

Income (Loss) From Operations                    (2,022,884)          1,538,580
                                             ---------------     ---------------

Other Income (Expense)
     Interest and other income                      255,979             392,283
     Interest expense                            (2,910,058)         (2,236,537)
     Gain on sale of equipment                      641,051           1,862,394
     Gain on sale of land                            90,050             118,071
                                             ---------------     ---------------

           Total Other Income (Expense)          (1,922,978)            136,211
                                             ---------------     ---------------

Income (loss) before income taxes                (3,945,862)          1,674,791
Provision for (benefit from) income taxes        (1,578,779)            786,859
                                             ---------------     ---------------

Net Income (Loss)                           $    (2,367,083)    $       887,932
                                             ===============     ===============



                             Carpet Transport, Inc.
                            Statements of Cash Flows


                                                                                    Nine Months Ended March 31,
                                                                                 -----------------------------------
                                                                                      1996                1995
                                                                                 ---------------     ---------------
                                                                                  (Unaudited)         (Unaudited)
Cash Flows From Operating Activities
     Net Income (Loss)                                                          $    (2,367,083)   $        887,932
                                                                                 ---------------     ---------------
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
Operating Activities
     Depreciation and amortization                                                    6,708,162           6,556,888
     Gain on sale of property and equipment and land                                   (731,101)         (1,862,393)
     Deferred income taxes                                                           (1,579,186)           (672,303)
     Decrease (increase) in accounts receivable and other assets                      1,758,413          (1,636,520)
     Increase in accounts payable and other liabilities                               2,882,699             391,872
     (Decrease) increase in taxes payable                                              (370,998)            823,271
                                                                                 ---------------     ---------------
           Total Adjustments                                                          8,667,989           3,600,815
                                                                                 ---------------     ---------------
       Net Cash Provided by Operating Activities                                      6,300,906           4,488,747
                                                                                 ---------------     ---------------
Cash Flows From Investing Activities:
     Principal payments received on notes receivable                                    291,460             643,831
     Proceeds from sale of property and equipment                                     1,495,735           7,926,242
     Purchases of property and equipment                                             (4,920,187)        (13,078,902)
     Loans made to shareholders                                                               -            (15,377)
     Payments received on loans to shareholders                                         104,885                   -
                                                                                 ---------------     ---------------
       Net Cash (Used) by Investing Activities                                       (3,028,107)         (4,524,206)
                                                                                 ---------------     ---------------
Cash Flows From Financing Activities:
     Proceeds from new borrowings                                                       234,587           8,068,784
     Principal payments on notes payable                                               (792,503)         (1,881,044)
     Principal payments on obligations under capital leases                          (2,578,322)         (6,103,486)
                                                                                 ---------------     ---------------
       Net Cash Provided (Used) by Financing Activities                              (3,136,238)             84,254
                                                                                 ---------------     ---------------
Net Increase (Decrease) in Cash and Cash Equivalents, Including Restricted
     Cash                                                                               136,561              48,795
Cash and Cash Equivalents, Including Restricted Cash - June 30                          897,218             832,158
                                                                                 ---------------     ---------------

Cash and Cash Equivalents, Including Restricted Cash  - March 31                $     1,033,779    $        880,953
                                                                                 ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the period for
         Interest                                                               $     2,910,058    $      2,236,537
                                                                                 ===============     ===============
         Income taxes                                                           $       786,859    $        529,660
                                                                                 ===============     ===============


                            A&P Transportation, Inc.
                                  Balance Sheet
                                 March 31, 1996
                                   (Unaudited)




           Assets
Current Assets
     Cash and cash equivalents                                                       $          4,429
     Accounts receivable, net of allowance for doubtful accounts of $45,312                   901,308
     Other current assets                                                                     295,888
                                                                                       ---------------

           Total Current Assets                                                             1,201,625

Other Assets
     Loan receivable - stockholder                                                             50,000
     Cash value of officers' life insurance                                                    41,196
                                                                                       ---------------
           Total Assets                                                                     1,292,821
                                                                                       ===============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                                                         820,245
     Note payable                                                                             339,310
     Due to affiliates                                                                        704,932
     Escrow payable                                                                            64,370
     Income taxes payable                                                                      10,634
     Deferred taxes payable                                                                    82,754
                                                                                       ---------------

           Total Current Liabilities                                                        2,022,245
Escrow payable                                                                                 51,363
                                                                                       ---------------
           Total Liabilities                                                                2,073,608
                                                                                       ---------------

Stockholders' Equity (Deficit)
     Common stock, $1 par value, 1,000 shares authorized 527 shares issued and
       outstanding                                                                                527
     Retained earnings (deficit)                                                             (781,314)
                                                                                       ---------------
           Total Stockholders' Equity (Deficit)                                              (780,787)
                                                                                       ---------------
           Total Liabilities and Stockholders' Equity (Deficit)                      $      1,292,821
                                                                                       ===============



                            A&P Transportation, Inc.
                            Statements of Operations


                           Four Months Ended March 31,
                                            -----------------------------------
                                                  1996                1995
                                            ---------------     ---------------
                                               (Unaudited)         (Unaudited)

Operating Revenues                        $      5,739,295    $      7,234,806
                                            ---------------     ---------------

Operating Expenses
     Salaries and benefits                         237,405           1,046,928
     Operating expenses and supplies             3,113,423           5,491,548
     Operating taxes and licenses                   44,516             228,581
     Claims and insurance                           29,956             339,812
     Communication and utilities                         -              61,165
     General and administrative                     31,499              73,891
     Depreciation and amortization                       -                 815
                                            ---------------     ---------------

           Total Operating Expenses              3,456,799           7,242,740
                                            ---------------     ---------------

Income (Loss) From Operations                    2,282,496              (7,934)
                                            ---------------     ---------------

Other Income (Expense)
     Interest and other income                         285                 658
     Interest expense                              (12,675)            (25,092)
                                            ---------------     ---------------

           Total Other Income (Expense)            (12,390)            (24,434)
                                            ---------------     ---------------

Income (Loss) before income taxes                2,270,106             (32,368)
Provision (benefit) for income taxes               908,043             (23,643)
                                            ---------------     ---------------
                                          $      1,362,063    $         (8,725)
Net Income (Loss)
                                            ===============     ===============


                            A&P Transportation, Inc.
                            Statements of Cash Flows




                                                                              Four Months Ended March 31,
                                                                           -----------------------------------
                                                                               1996                1995
                                                                           ---------------     ---------------
                                                                            (Unaudited)         (Unaudited)
Reconciliation of Net Income (Loss) to Net Cash Provided by
Operating Activities
     Net Income (Loss)                                                   $      1,362,063    $         (8,725)
                                                                           ---------------     ---------------
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
Operating Activities
     Depreciation and amortization                                                      -                 815
     Deferred income tax provision                                                (61,036)             11,532
     (Increase) decrease in accounts receivable and other assets                 (522,072)            174,122
     Increase (decrease) in accounts payable and other liabilities               (121,017)            103,272
     (Decrease) in income taxes payable                                            (5,624)            (37,089)
                                                                           ---------------     ---------------
           Total Adjustments                                                     (709,749)            252,652
                                                                           ---------------     ---------------
           Net Cash Provided by Operating Activities                              652,314             243,927
                                                                           ---------------     ---------------

Cash Flows From Investing Activities
     Loans to stockholders                                                              -             (16,667)
                                                                           ---------------     ---------------
           Net Cash Used by Investing Activities                                        -             (16,667)
                                                                           ---------------     ---------------

Cash Flows From Financing Activities:
     Payment on escrow account                                                    (71,713)                  -
     Proceeds from escrow payments                                                      -              10,999
     Proceeds from new borrowings                                                  42,818                   -
     Principal payments on notes payable                                                -              (1,375)
     Advances to affiliates                                                      (698,258)           (235,484)
                                                                           ---------------     ---------------
           Net Cash (Used) by  Financing Activities                              (727,153)           (225,860)
                                                                           ---------------     ---------------

Net (Decrease) Increase in Cash and Equivalents                                   (74,839)              1,400
Cash - November 30                                                                 79,268              75,067
                                                                           ---------------     ---------------
Cash - March 31                                                          $          4,429    $         76,467
                                                                           ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the period for
         Interest                                                        $         12,675    $         25,262
                                                                           ===============     ===============


                              Chase Brokerage, Inc.
                                  Balance Sheet
                                 March 31, 1996
                                   (Unaudited)








           Assets
Current Assets
     Trade accounts receivable                               $        432,921
     Accounts receivable - affiliates                                   9,134
     Other current assets                                             116,714
                                                              ---------------

           Total Current Assets                                       558,769

Property and equipment, net of accumulated depreciation                18,264
Loans to stockholders                                                 241,793
                                                              ---------------


           Total Assets                                               818,826
                                                              ===============

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                                 162,404
     Income taxes payable                                               4,268
                                                              ---------------

           Total Current Liabilities                                  166,672
                                                              ---------------

Stockholders' Equity
     Common stock, $1 par value, 1,000 shares authorized,
     issued and outstanding                                             1,000
     Retained earnings                                                651,154
                                                              ---------------

           Total Stockholders' Equity                                 652,154
                                                              ---------------

           Total Liabilities and Stockholders' Equity        $        818,826
                                                              ===============

                              Chase Brokerage, Inc.
                            Statements of Operations









                                              Four Months Ended March 31,
                                          -----------------------------------
                                                 1996                1995
                                          ---------------     ---------------
                                              (Unaudited)         (Unaudited)

Operating Revenues                       $      1,905,829    $      1,617,081
                                          ---------------     ---------------

Operating Expenses
     Purchased transportation                   1,426,045           1,272,394
     Operating Expenses and Supplies              176,533             242,624
     Operating taxes and licenses                      30                   -
     Claims and insurance                           9,419                   -
     General and administrative                    46,000                   -
     Depreciation and amortization                  2,108                   -
                                          ---------------     ---------------

         Total Operating Expenses               1,660,135           1,515,018
                                          ---------------     ---------------


Income From Operations                            245,694             102,063

Other Expense
         Interest expense                           5,322               1,362
                                          ---------------     ---------------

Income Before Income Taxes                        240,372             100,701
Provision for income taxes                         96,149              42,407
                                          ---------------     ---------------
                                         $        144,223    $         58,294
Net Income
                                          ===============     ===============



                              Chase Brokerage, Inc.
                            Statements of Cash Flows





                                                                              Four Months Ended March 31,
                                                                           -----------------------------------
                                                                                1996                1995
                                                                          ---------------     ---------------
                                                                             (Unaudited)         (Unaudited)
Cash Flows From Operating Activities
     Net Income                                                         $        144,223    $         58,294
                                                                          ---------------     ---------------
     Adjustments to Reconcile Net Income to Net Cash (Used) by
       Operating Activities
         Depreciation                                                              2,108               2,331
     Deferred income taxes                                                        (5,288)              1,763
     Decreases (Increases) in Assets
         Accounts receivable and other assets                                     (8,323)            (34,534)
         Loans to stockholders                                                         -             (27,302)
         Advances to drivers                                                           -             (24,166)
     Increases (Decreases) in Liabilities
         Accounts payable and accrued expenses                                     6,950              35,073
         Income taxes payable                                                    (31,271)            (47,258)
                                                                          ---------------     ---------------

         Net Cash Provided (Used) by Operating Activities                        108,399             (35,799)
                                                                          ---------------     ---------------

Cash Flows From Investing Activities
     Purchases of property and equipment                                          (2,404)               (982)
                                                                          ---------------     ---------------

         Net Cash (Used) by Investing Activities                                  (2,404)               (982)
                                                                          ---------------     ---------------

Cash Flows From Financing Activities
     Loans from affiliate                                                       (105,995)           (137,800)
                                                                          ---------------     ---------------

         Net Cash (Used) by Financing Activities                                (105,995)           (137,800)
                                                                          ---------------     ---------------

Net  (Decrease) in Cash                                                                -            (174,581)
Cash - November 30                                                                     -             523,746
                                                                          ---------------     ---------------
Cash - March 31                                                         $              -    $        349,165
                                                                          ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the period for:
         Interest                                                       $          5,322    $          1,362
                                                                          ===============     ===============
         Income Taxes                                                   $              -    $         87,507
                                                                          ===============     ===============



               Pro Forma Combined Condensed Financial Information







The following unaudited pro forma combined condensed financial information presents the Pro Forma Combined Condensed Balance Sheet of Continental American Transportation, Inc. and its wholly owned subsidiaries, Blue Mack Transport, Inc. and HMX, Inc. (CAT) and Carpet Transport, Inc. (CTI), A&P Transportation, Inc. (A&P) and Chase Brokerage, Inc. (Chase) at March 31, 1996 giving effect to the February 29, 1996 Restated Stock and Assets Purchase Agreement as if it had been consummated at that date. Also presented is the Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 1995 giving effect to the Restated Stock and Assets Purchase Agreement as if it was consummated as of July 1, 1994. The unaudited pro forma information is based upon the historical financial information of CAT, CTI, A&P and Chase after giving effect to the Restated Stock and Assets Purchase Agreement. The transaction is accounted for as a direct acquisition whereas CAT is the acquiror and CTI, A&P and Chase are the acquirees and is based upon the adjustments contained in the accompanying notes to the Pro Forma Combined Condensed Financial Statements.

The unaudited pro forma information has been prepared by CAT and Subsidiaries management based upon the historical financial statements and related notes thereto of CAT, CTI, A&P and Chase incorporated herein by reference. The unaudited pro forma information should be read in conjunction with such historical financial statements and notes. The Pro Forma Combined Condensed Statement of Operations is not necessarily indicative of operating results which would have been achieved had the Restated Stock and Assets Purchase Agreement been consummated as of the beginning of the period for which such data is presented and should not be construed as being representative of future periods.




    Continental American Transport, Inc. and Subsidiaries, CTI, A&P and Chase
                   Pro Forma Combined Condensed Balance Sheet
                                 March 31, 1996
                                   (Unaudited)



                                                                                                Pro-Forma         Pro-Forma
                                           CAT           CTI           A&P        Chase        Adjustments        Combined
                                       ----------    -----------   -----------  ----------    -------------     ------------
        Assets
Current Assets
    Cash                               $     480    $  333,779     $  4,429     $       -   $          -        $  338,688
    Restricted cash                            -       700,000            -             -              -           700,000
    Trade accounts receivable          1,041,951     5,580,123      901,308       432,921              -         7,956,303
    Trade accounts receivable -
      affiliates                               -     1,629,998            -         9,134              -         1,639,132
    Notes receivable - stockholder        64,500       437,472       50,000       241,793       (200,000)(A)

                                                                                                (496,578)(A)        97,187
    Notes receivable - current portion         -       743,919            -             -              -           743,919
    Parts inventory                      306,179             -            -             -              -           306,179
    Deferrred tax asset                        -     1,061,174            -             -              -         1,061,174
    Other current assets                 242,028       250,727      295,888       116,714              -           905,357
                                       ----------   ------------  ------------  -----------   -------------    ------------
        Total Current Assets           1,655,138    10,737,192    1,251,625       800,562       (696,578)       13,747,939
                                       ----------   ------------  ------------  -----------   -------------    ------------
Property and equipment, net of
    accumulated depreciation           4,334,093    47,068,000            -        18,264      7,290,000 (B)
                                                                                               6,955,419 (C)
Organization cost, net of accumulated                                                           (100,000)(A)    65,565,776
    amortization                           2,470             -            -             -              -             2,470
Other Assets
    Goodwill                             208,000             -            -             -              -           208,000
    Deferred charges                     163,706             -            -             -              -           163,706
    Notes receivable                           -       838,888            -             -              -           838,888
    Cash value of officers' life
      insurance                                -       611,080       41,196             -       (652,276)(A)             -
    Other                                      -        93,584            -             -              -            93,584
Investment in CTI, A&P and Chase               -             -            -             -     18,438,854 (A)
                                                                                             (18,438,854)(B)             -
                                        ---------   ------------   -----------  -----------  ---------------     -----------

        Total Other Assets               371,706      1,543,552      41,196             -       (652,276)        1,304,178
                                        ---------   ------------   -----------  -----------  ---------------     -----------









        Total Assets                 $ 6,363,407   $ 59,348,744  $1,292,821     $ 818,826    $12,796,565      $ 80,620,363
                                      ===========  ============= ===========   ============  ============      ============



See notes to unaudited pro forma combined condensed financial information.





                                                                                            Pro-Forma            Pro-Forma
                                   CAT            CTI             A&P          Chase        Adjustments           Combined
                                -----------     ----------    ------------   -----------   --------------       -------------

Liabilities and
Stockholders' Equity
Current Liabilities
Convertible subordinated debt    $       -     $        -     $        -    $        -      $  700,000 (C)      $   700,000
Notes payable                      363,910              -        339,310             -       3,440,000 (A)
                                                                                             4,760,000 (A)
                                                                                              (680,000)(A)        8,223,220
Current maturities of long-term
  debt                           1,039,059      1,117,746              -             -               -            2,156,805
Current portion of obligations
  under capital leases             204,373      8,151,112              -             -               -            8,355,485
Due to shareholders                105,813              -              -             -          50,000 (C)          155,813
Due to related parties            (225,000)             -        704,932             -               -              479,932
Accounts payable                   645,121      4,275,623        820,245       162,404               -            5,903,393
Accrued expenses                   609,692      2,191,265              -             -               -            2,800,957
Deferred taxes payable - current    25,000              -         82,754             -               -              107,754
Escrow payable                           -              -         64,370             -               -               64,370
Income taxes payable                     -      1,324,944         10,634         4,268               -            1,339,846
                                -----------   ------------    -----------   -----------     -----------        -------------
   Total Current Liabilities     2,767,968     17,060,690      2,022,245       166,672       8,270,000           30,287,575
Long-Term Liabilities
Escrow payable                           -              -         51,363             -               -               51,363
Security deposits                   13,312              -              -             -               -               13,312
Long-term debt, net of current
  portion                          203,875      2,608,075              -             -               -            2,811,950
Obligations under capital
  leases, long-term                393,543     32,604,446              -             -               -           32,997,989
Mortgage payable                         -              -              -             -       7,290,000 (A)        7,290,000
Deferred taxes payable - long-
  term                              28,000              -              -             -               -               28,000
                                ----------    ------------    -----------   ------------   ------------        -------------
    Total Liabilities            3,406,698     52,273,211      2,073,608       166,672      15,560,000           73,480,189
                                ----------    ------------    -----------   ------------   ------------        -------------

Stockholders' Equity
Common stock                         1,100            600            527         1,000          (2,127)(B)            1,100
Additional paid-in capital       6,091,057              -              -             -       1,500,000 (A)
                                                                                             1,476,756 (B)        9,067,813
Demand notes receivable from
  sale of stock                 (1,200,000)             -              -             -               -           (1,200,000)
Demand notes from exercise of
  stock options                   (77,500)              -              -             -               -              (77,500)
Retained earnings (deficit)     (1,857,948)     7,159,183       (781,314)       651,154     (5,752,314)(B)
                                                                                               (70,000)(C)         (651,239)
Treasury stock, 2 shares                 -        (84,250)             -             -          84,250 (B)                -
at cost                         ----------     ------------   ------------   ------------  --------------       -------------
    Total Stockholders' Equity   2,956,709       7,075,533      (780,787)       652,154     (2,763,435)            7,140,174
                                ----------     ------------   -------------- ------------  --------------       -------------
    Total Liabilities and      $ 6,363,407    $ 59,348,744    $ 1,292,821     $ 818,826   $ 12,796,565         $  80,620,363
       Stockholders' Equity
                                ==========     ============   ==============  ============  ==============      =============




    Continental American Transport, Inc. and Subsidiaries, CTI, A&P and Chase
              Pro Forma Combined Condensed Statement of Operations
                            Year Ended June 30, 1995
                                   (Unaudited)






                                         CAT
                                          &                                                          Pro-Forma          Pro-Forma
                                    Subsidiaries         CTI              A&P           Chase       Adjustments          Combined
                                    -------------   --------------    ------------  ------------  --------------       ------------

Operating Revenues               $             -  $    61,938,130  $   22,679,921  $  3,868,861    $         -        $ 88,486,912
                                    -------------   --------------   -------------   -----------   --------------      ------------

Operating Expenses
    Purchased transportation                   -        9,019,499       8,806,375     2,977,916              -          20,803,791
    Salaries and benefits                      -       14,235,181       2,884,657             -              -          17,119,838
    Operating expenses                         -       17,671,306       8,640,056       319,596              -          26,630,958
    Operating taxes and licenses               -        2,039,443         709,535             -              -           2,748,978
    Claims and insurance                       -        3,501,374       1,019,159        18,968              -           4,539,501
    Communications and utilities               -        1,151,439         172,810        66,793              -           1,391,042
    General and administrative           171,196        3,525,925         218,530       146,840         70,000(C)        4,062,491
    Depreciation and amortization              -        8,742,518           2,445         4,251      1,159,237(D)        9,908,451
                                    -------------   --------------   -------------  ------------   --------------      ------------

        Total Operating Expenses         171,196       59,886,685      22,453,567     3,534,364      1,229,237          87,205,050
                                    -------------   --------------   -------------  ------------   --------------      ------------

Income (Loss) From Operations           (171,196)       2,051,445         226,354       334,497     (1,229,237)          1,281,862
                                    -------------   --------------   -------------  ------------   --------------       ------------

Other Income (Expense)
    Interest and other income                  -          523,044           1,217             -               -            524,261
    Interest expense                           -       (2,982,049)        (56,495)       (2,383)              -         (3,040,927)
    Gain on sale of equipment and
      land                                     -        2,640,619               -             -               -          2,640,619
                                    -------------   --------------   -------------  -------------   -------------      ------------

        Total Other Income
            (Expense)                          -          181,614        (55,278)        (2,383)              -            123,953
                                    -------------   --------------   -------------  -------------   -------------      ------------

Income (loss) before income taxes       (171,196)       2,233,059         171,075       332,114      (1,229,237)         1,335,815
(Provision for) benefit from
   income taxes                                -       (1,049,145)        (38,111)     (128,104)        491,695(E)        (723,665)
                                    -------------   --------------   -------------  -------------   -------------      ------------

Net Income (Loss)                $      (171,196)  $    1,183,914   $  132,964      $   204,010     $  (737,542)       $   612,150
                                    =============   ==============    ============  =============   =============      ============

Net Income (Loss) per Common
    Share                        $          (.21)                                                                       $      .46
                                    =============                                                                      ============

Weighted Average - of Common
    Shares Outstanding                   825,668                                                                         1,325,668
                                    =============                                                                      ============









See notes to unaudited pro forma combined condensed financial information.

         Notes to the Pro Forma Combined Condensed Financial Information

NOTE A

Pursuant to a Restated Stock and Assets Purchase Agreement effective February 29, 1996, CAT acquired CTI, A&P and Chase in a business combination accounted for as a purchase. The Pro Forma adjustment to record the acquisition is as follows:


Short-term notes payable to former 50% shareholder of CTI, A&P and Chase                       $      3,440,000
Short-term notes payable to former 50% shareholder of CTI, A&P and Chase                              4,760,000
Mortgage payable                                                                                      7,290,000
CAT common shares issued to former 50% shareholder of CTI, A&P and Chase
    (500,000 shares valued at $3 per share)                                                           1,500,000
Notes receivable - former shareholders of CTI, A&P and Chase (not to be repaid)                         496,578
Cash surrender values of officers life insurance assumed by former shareholders of
    CTI, A&P and Chase                                                                                  652,276
Assumption of fixed asset ($100,000) and note receivable ($200,000) by former 50%
    shareholder of CTI, A&P and Chase                                                                   300,000
                                                                                                 --------------

Investment in CTI, A&P and Chase                                                               $     18,438,854
                                                                                                 ==============


NOTE B

The following Pro Forma adjustments are made to reflect estimated fair values of assets and liabilities acquired and to eliminate CAT's investment in CTI, A&P and Chase:


CTI, A&P and Chase - net assets at February 29, 1996                                           $      5,670,191
    (comprised of Common Stock ($2,127),
    Retained Earnings ($5,752,314) and Treasury Stock (-$84,250)) Fair value adjustment:
  Increase of carrying amount of property                                                             7,290,000
  Increase of carrying amount of equipment                                                            6,955,419
  Increase in additional paid-in capital                                                             (1,476,756)
                                                                                                  --------------
                                                                                               $     18,438,854
Investment in CTI, A&P and Chase
                                                                                                  ==============


NOTE C

Convertible subordinated debt was issued in the amount of $700,000 (less a $70,000 commission expense) as well as a $50,000 loan from a shareholder of CAT.
The resulting $680,000 of proceeds was used to pay a portion of the notes payable to a former 50% shareholder of CTI, A&P and Chase.

NOTE D

The increase in depreciation expense resulting from the increase in the carrying amount of Property and Equipment using the straight-line method over a useful life of 6 years amounted to $1,159,237.

NOTE E

Decrease in income taxes attributable to NOTE C and D using a 40% estimated statutory rate ($491,695).

catform4-8-K
amend no.2 re financial Exhibits
